Exhibit 10.52
RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)

RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
I N D E X

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RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
RECITALS
Reliant Energy, Inc., a Delaware corporation, with its principal place of business in Houston, Texas (the “Company”), hereby establishes the Reliant Energy, Inc. Deferral and Restoration Plan, effective as of January 1, 2005 (the “Plan”), for the benefit of its eligible employees and non-employee directors (“Participants”). The Plan provides two separate Benefit Programs: Program A and Program B. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable.
The purpose of Program A is to permit the deferral of compensation on favorable terms and thereby provide greater incentives to Participants to remain in service with the Company and maintain the highest standards of performance. The purpose of Program B is to restore to Participants a portion of the employer contributions that they are unable to receive under the Reliant Energy, Inc. Savings Plan as a result of qualified plan limits under the Code.
Programs A and B are intended to qualify for the exemptions provided under Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for plans that are not tax-qualified and that are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees.
The Company also maintains the Reliant Resources, Inc. Deferral Plan, as established effective January 1, 2002 (the “Deferral Plan”), for the benefit of its eligible employees, and which includes a Program A and Program B for the purposes described above. In response to the enactment of Section 409A of the Code, effective as of January 1, 2005, the Company in operation separated all Deferral Plan benefits earned and vested as of December 31, 2004 (“Grandfathered Benefits”) from all Plan benefits earned or vested on and after January 1, 2005 and as described herein. The Grandfathered Benefits under Programs A and B of the Deferral Plan, along with all earnings, gains and losses attributable thereto, shall be maintained under and distributed from the Deferral Plan, which was frozen as of December 31, 2004, with such Grandfathered Benefits subject to the terms and conditions of the Deferral Plan as in effect on October 3, 2004. The Deferral Plan has been and is intended to continue to be maintained and administered as a “grandfathered” plan for purposes of Code Section 409A.
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RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
ARTICLE I
DEFINITIONS
Each term below shall have the meaning ascribed thereto for all purposes of this Plan unless the context requires a different construction. Capitalized terms used herein that are not defined below but that are defined in the Savings Plan (as defined below) shall have the meanings ascribed thereto in the Savings Plan.
“Account” means a notional account established on behalf of a Participant pursuant to a Benefit Program to which benefits, earnings and/or losses, and expenses are credited and/or debited on the Participant’s behalf.
“Affiliate” means any corporation which is a member of a controlled group of corporations under Code Section 424(f) or is a member of an affiliated service group, under Code Section 414(m), of which the Company or any other Employer is a member, and any other business which together with the Company is under common control pursuant to Code Section 414(c).
“Annual Installment Payments” means annual payments made to a Participant pursuant to the terms of a Benefit Program, each of which shall be calculated based on the total value of the Participant’s relevant Account balance(s) on the date immediately preceding the date of payment, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual payments, including the payment to be made, remaining in the payment period. For purposes of making any annual installment distributions, the Investment Funds in which the Account(s) that are subject to distribution are invested shall be liquidated on a pro rata basis.
“Attendance Fee Deferral” means the amounts withheld from the meeting attendance fees otherwise payable in cash to a Director Participant in the applicable Participation Year, as described in Section 3.2(a) of Program A.
“Beneficiary” means the person or entity to whom benefits are payable in respect of a Participant hereunder after the Participant’s death, as provided in the applicable Benefit Program.
“Beneficiary Designation” has the meaning ascribed thereto in Section 5.1 of the Plan.
“Benefit Program” or “Program” means each of Program A and Program B attached hereto, as amended from time to time, which are hereby incorporated by reference as part of the Plan, under which specific benefits are provided to Participants.
“Board” means the Board of Directors of the Company.

“Bonus” means a performance-based bonus payable in cash to the Employee by an Employer under the Reliant Energy, Inc. Annual Incentive Compensation Plan, the Reliant Energy, Inc. 2002 Annual Incentive Compensation Plan for Executive Officers, or such other plan as approved by management for inclusion hereunder for a performance period of not less than 12 months.
“Bonus Deferral” means the amount withheld from an Employee Participant’s Bonus for the applicable Participation Year, as described in Section 3.1(b) of Program A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Benefits Committee of the Company or such other committee as shall be appointed by the Board to administer the Plan pursuant to Article II hereof.
“Company” means Reliant Energy, Inc., a Delaware corporation, or any successor thereto.
“Compensation” means the base salary and/or Bonus payable to an Employee by an Employer, and the meeting attendance fees and/or retainer fees payable to a Director by the Company.
“Deferral Account” means an Account established pursuant to Program A to which Participant deferrals under Program A are recorded, and to which deemed Investment Fund performance and costs are credited and/or debited.
“Deferral Plan” means the Reliant Resources, Inc. Deferral Plan, as established effective January 1, 2002, as amended from time to time, and frozen as of December 31, 2004.
“Director” means a member of the Board who is not an Employee.
“Effective Date” means January 1, 2005.
“Employee” means any person, including an officer of any Employer (whether or not he is also a member of the Board), who is employed by an Employer and whose employment is not covered by the terms of a collective bargaining agreement between an Employer and a union.
“Employer” means the Company and each Affiliate or other employing organization in which the Company has a direct or indirect ownership interest and that has been designated by the Committee as a participating Employer pursuant to Section 7.2, and the successors, if any, to such organizations.

“Employment” means employment as an Employee or the current holding of a position as a Director. The direct transfer of an Employee Participant’s employment (i) from the Company to an Affiliate, (ii) from an Affiliate to another Affiliate, or (iii) from an Affiliate to the Company shall not be a Separation from Service of such Participant. Moreover, an Employee’s absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence granted by the Employer for reasons of professional advancement, education, health or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of such military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement shall not be treated as a Separation from Service unless otherwise required under Code Section 409A.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Investment Fund” means one or more of the investment funds designated by the Committee at the time of reference. The Committee from time to time may revise the number and type of Investment Funds.
“LTD Plan” means the Company’s long-term disability plan, as amended from time to time.
“Participant” means an Employee or a Director who is eligible to participate in one or more Benefit Programs according to the terms thereof and, if applicable, has elected to so participate.
“Participation Year” means (i) with respect to Compensation in the form of base salary or Bonus, the Plan Year during which a Participant performs services for the Employer for such base salary or Bonus, and (ii) with respect to Compensation in the form of a Director’s meeting attendance fees and a Director’s retainer fees, the Plan Year during which a Participant performs services as a Director for such fees.
“Plan” means the Reliant Energy, Inc. Deferral and Restoration Plan, as established effective January 1, 2005, as set forth herein, and as may hereafter be amended from time to time.
“Plan Year” means the 12-month period commencing on January 1 and ending on December 31.
“Retainer Fee Deferral” means the amount withheld from the retainer fee otherwise payable in cash to a Director Participant in the applicable Participation Year, as described in Section 3.2(b) of Program A.
“Salary Deferral” means the amounts withheld from an Employee Participant’s base salary for the applicable Participation Year, as described in Section 3.1(a) of Program A.
“Savings Plan” means the Reliant Energy, Inc. Savings Plan, as amended from time to time.
“Savings Plan Compensation” means “Compensation” as defined in the Savings Plan with respect to a Participant but without application of the limitation under Code Section 401(a)(17).
“Savings Plan Year” means the “Plan Year” as defined in the Savings Plan.

“Savings Restoration Account” means an Account established pursuant to Program B to which benefits earned under Program B are recorded, and to which deemed Investment Fund performance and costs are credited and/or debited.
“Savings Restoration Benefit” means the Employer contributions made to a Savings Restoration Account on behalf of a Participant in the applicable Plan Year pursuant to the provisions of Program B.
“Separation from Service” means an Employee Participant’s termination of employment or a Director Participant’s termination of service as a member of the Board that constitutes a “separation from service” within the meaning Code Section 409A.
“Trust” means the trust, if any, established under the Trust Agreement.
“Trust Agreement” means the agreement, if any, entered into between the Company and the Trustee pursuant to Section 3.4.
“Trust Fund” means the funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.
“Trustee” means the trustee or trustees qualified and acting under the Trust Agreement at any time.
Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine or feminine genders.

ARTICLE II
ADMINISTRATION
2.1 Plan Administrator. The Plan shall be administered by the Committee, which shall be the primary fiduciary with respect to the operation and administration of this Plan and shall serve as administrator and named fiduciary of the Plan for purposes of ERISA Section 402(a)(i).
2.2 Records of Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Benefit Program as pertain to the examining person and such documents relating to the Benefit Program as are required by ERISA.
2.3 Committee Action. The Committee shall act by a majority of its members at the time in office and such action may be taken either by vote at a meeting (including telephonic meetings) or in writing without a meeting. The Committee shall keep a record of all its meetings or other actions and shall forward all necessary communications to the Employers and the Trustee. The Committee may adopt such rules, regulations and bylaws as it deems desirable for the conduct of its affairs. The Committee may authorize any one or more of its members or an agent to execute any document or documents on behalf of the Committee and, in the event such document affects the Trustee, the Committee shall notify the Trustee in writing of such action and the name or names of its member or members or other agent so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members or agent as representing the action of the Committee, until the Committee shall file with the Trustee a written revocation of such designation. Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of its members any of the responsibilities of the Committee under the Plan and Trust Agreement and/or (ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and/or Trust Agreement. Any such allocation or designation shall be made pursuant to a Committee resolution. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company.
2.4 Compensation, Expenses and Advisors of the Committee. The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select, and authorize the Trustee to compensate suitably, such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. All expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Employers or by the Trustee from the Trust Fund.
2.5 Liability of the Committee. Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by such Committee), and liabilities arising from any act or omission of such member in connection with duties and responsibilities under the Plan and Trust Agreement, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

2.6 Powers and Duties of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:
(a) to determine all questions relating to the eligibility of Employees and Directors to become Participants;
(b) to authorize all disbursements by the Trustee from the Trust Fund;
(c) to interpret and construe all terms, provisions, conditions and limitations of this Plan and of any Benefit Program adopted hereunder and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan or in any Benefit Program adopted hereunder in such manner and to such extent, consistent with the general terms of the Plan and of any Benefit Program adopted hereunder, as the Committee shall deem necessary and proper to effectuate the Plan and any Benefit Program adopted hereunder for the greatest benefit of all parties interested in the Plan; and
(d) to make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.
2.7 General Powers of Committee. In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.
2.8 Participation by Committee. Members of the Committee may be Participants under the Plan, but no member may vote on any matter relating to his benefits under the Plan (except to the extent the vote applies to Plan benefits generally).
2.9 Information From Employers. The Employers shall supply full and timely information to the Committee and its delegates as may be required in administration of the Plan.

ARTICLE III
ACCOUNTS AND INVESTMENTS
3.1 Accounts. A separate Account(s) shall be established and maintained for each Participant in accordance with the provisions of the Benefit Programs in which he participates. Each Account shall clearly reflect the contributions made to the Plan under the relevant Benefit Program(s) on behalf of the Participant, whether by the Participant or by an Employer. All Accounts shall also reflect the consequences of the deemed investment provided for in the applicable Benefit Program. All interest, dividends, charges for premiums, capital changes or market changes applicable to each Account shall be credited or debited to the Account as they are deemed to occur. Until otherwise provided by the Committee, Accounts shall be valued as of each business day. A statement of each Account shall be furnished to Participants, in the form and manner prescribed the Committee, from time to time, but no less frequently than annually, based on the net fair market value of the deemed investments of the Account as of the statement date.
3.2 Deemed Investment of Funds.
(a) Deemed Investment of Accounts. All Accounts shall be deemed to be invested among the Investment Funds in accordance with the directions of the Participant and following the relevant rules and procedures prescribed by the Committee. Except as otherwise expressly provided herein, interest, dividends and other income and all profits, gains and losses deemed to have been produced by each Investment Fund shall be credited or debited in such Investment Fund.
Prior to or upon the initial crediting of contributions to an Account on behalf of a Participant, the Participant, in accordance with procedures established by the Committee, shall file with the Committee an initial investment instruction indicating the manner in which his Account shall be deemed allocated among the available Investment Funds. If no such instruction shall have been received by the Committee, the Participant’s Account initially shall be deemed allocated among the available Investment Funds in the manner determined by the Committee. A Participant’s investment instruction, including any permitted changes thereto as described below, shall apply to all contributions subsequently credited to an Account on behalf of the Participant unless otherwise specified in the applicable Benefit Program or by the Committee.
Until such time as the Committee provides otherwise, Participants shall be permitted to change investment instructions in the manner approved by the Committee at any time with unlimited frequency. Any such change in investment instructions shall be effective as soon as reasonably practicable following receipt of the change of investment instructions by the Committee (or its delegate), but in no event shall such change be effective earlier than the close of business on the date on which such change is received by the Committee.
(b) Company Ownership. All contracts and other evidence of the investment of all assets related to this Plan shall be registered in the name of the Company, which shall be the owner/beneficiary thereof. While the Company may choose to invest assets equal to Account balances in accordance with the deemed investments described herein, it reserves the right not to make any such investment.

3.3 Distribution of Benefits. A Participant’s Accounts shall be distributed to him in the manner set forth in the applicable Benefit Program.
3.4 Nature of Company’s Obligation. Plan benefits herein provided are a contractual obligation of the Company and shall be paid out of the Company’s general assets. Neither a Participant nor a Beneficiary shall acquire any interest greater than that of an unsecured creditor. Nevertheless, subject to the terms hereof and, if applicable, a Trust Agreement, the Company may transfer money or property to a Trustee to provide, in whole or in part, the Plan benefits hereunder, and the Trustee shall pay such Plan benefits to Participants and their Beneficiaries from the Trust Fund. To the extent the Company transfers assets to a Trustee pursuant to a Trust Agreement, the Committee may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Participant’s designated deemed investments pursuant to Section 3.2(a) respecting the portion of the Trust Fund assets equal to such Participant’s Accounts. Notwithstanding the above, no transfer to the Trust or Trust Fund shall be made after a change in the Company’s financial health as contemplated by Code Section 409A(b)(2).
The Committee, in its sole discretion, may establish such a Trust and direct the Company to enter into a Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company’s creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered “insolvent” if (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute).
3.5 Administrative Costs. All expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, investment manager and Trustee fees, shall be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares, or, if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund. The Committee may, in its discretion, charge Participants on a uniform basis for the administrative costs associated with administering or implementing the Plan. Such amounts shall be reflected as a reduction to Participant’s Accounts in such manner as the Committee deems appropriate.
3.6 Forfeitures. Any amounts forfeited by a Participant under the terms of the Plan will be applied to reduce, to the extent of such forfeitures, Plan expenses and/or the future contribution obligations of the Company hereunder.

ARTICLE IV
RIGHTS OF PARTICIPANTS
4.1 No Employment Agreement. Nothing in this agreement shall give a Participant any rights to (or impose any obligations for) continued Employment by the Company or any Affiliate or subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by a Participant.
4.2 Restrictions on Assignment. A Participant’s right to receive payments or benefits under this Plan shall not be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by Code Section 414(p)(1)(B). Any attempted assignment or transfer in violation of this Section 4.2 shall be null and void.
4.3 Prerequisites to Benefits. No Participant, nor any Beneficiary or other person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions, and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

ARTICLE V
PAYMENTS TO BENEFICIARIES
5.1 Beneficiary Designations. Each Participant shall file with the Committee, in the form and manner prescribed by the Committee, a designation of one or more Beneficiaries to whom the Participant’s Account balance(s) shall be distributed in the event of the Participant’s death prior to the complete distribution of the Account balance(s) payable with respect to the Participant, with such designation effective when received and accepted by the Committee (the “Beneficiary Designation”). The Participant may at any time and from time to time revoke or change the Beneficiary Designation pursuant to the form and manner prescribed by the Committee. If there is no valid Beneficiary Designation on file with the Committee at the time of the Participant’s death, or if all of the Beneficiaries designated by the Participant in the Beneficiary Designation shall have predeceased the Participant or otherwise ceased to exist, then the Participant’s Beneficiary shall be (i) the Participant’s spouse, if the Participant was legally married at the time of the Participant’s death and if the Participant’s spouse survives the Participant, or (ii) if there is no such spouse, the executor or legal representative of Participant’s estate.
5.2 Payments to Beneficiaries. In the event of a Participant’s death prior to receipt of his total benefit under the Plan, unless otherwise expressly provided in the applicable Benefit Program, the Participant’s vested Account balance shall be paid in a lump sum to the Beneficiary or, if applicable, to the executor or legal representative of the Participant’s estate within 90 days following the Participant’s date of death. In the event annual installment payments of the Participant’s benefit have commenced to the Participant, unless otherwise expressly provided in the applicable Benefits Program, such payments shall cease as of the payment made immediately prior to the date of death and the remaining Account balance shall be paid in a lump sum to the Beneficiary or, if applicable, to the executor or legal representative of the Participant’s estate within 90 days following the Participant’s date of death. If the Beneficiary shall survive the Participant but die before receiving the payments hereunder, then, unless the Beneficiary Designation provides otherwise, the balance of the Participant’s Account Balance which would have been paid to that Beneficiary had that Beneficiary lived shall be paid to the to the executor or legal representative of the Beneficiary’s estate within 90 days following the Beneficiary’s date of death.

ARTICLE VI
CLAIMS FOR BENEFITS
6.1 Presenting Claims for Benefits. A “Claims Administrator” shall be appointed by the Committee or, absent such appointment, shall be the Company’s director of benefits, with such Claims Administrator authorized by the Committee to conduct the initial review and render a decision as provided in this Section for all claims for benefits under the Plan. Any Participant or any other person claiming under any deceased Participant (collectively, the “Applicant”) may submit written application to the Claims Administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may reasonably request.
The Claims Administrator shall notify the Applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render its final decision. Notice of the Claims Administrator’s decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:
(a) the specific reason or reasons for the denial;
(b) specific reference to the pertinent Plan provisions on which the denial is based;
(c) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and
(d) an explanation of the claims review procedures set forth in Section 6.2 hereof, including the Applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.
Applicants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

6.2 Claims Review Procedure. If an application filed by an Applicant under Section 6.1 above shall result in a denial by the Claims Administrator of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application for the review of his application and of his entitlement to the benefit for which he applied, by the Committee. Such request for review may contain such additional information and comments as the Applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented and, if the Applicant shall have so requested, may grant the Applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the Applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Applicant’s entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. Notice of the Committee’s final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant’s claim on review is denied in whole or in part, the notice shall set forth the specific reason or reasons for the denial and the specific reference to the pertinent plan provisions on which the denial is based, the Applicant’s right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim, and his right to bring a civil action under Section 502(a) of ERISA. Notwithstanding the foregoing or any provision of the Plan to the contrary, no action at law or equity shall be brought to recover under the Plan until the Applicant’s appeal rights set forth in Section 6.1 and this Section have been denied in whole or in part. Benefits under this Plan will be paid only if the Committee decides in its discretion that the Applicant is entitled to such benefits.
6.3 Disputed Benefits. If any dispute shall arise between an Applicant and the Committee after the Committee has completed its review of such claim for benefits as provided in this Article VI, or in the event a dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, then the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

ARTICLE VII
AMENDMENT, TERMINATION AND
ADOPTION OF PLAN
7.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan from time to time or at any time. Other than the right to change Investment Funds prospectively (or unless as otherwise required by applicable law), any such amendment or termination shall not, however, without the written consent of the affected Participant, adversely affect the rights of a Participant with respect to amounts credited to his Account prior to the date that such amendment is effective. In the event of a termination of the Plan, unpaid benefits shall continue to be an obligation of the Company and, unless otherwise expressly provided by resolution of the Board, shall be paid as scheduled and in all events in a manner consistent with the requirements of Code Section 409A.
7.2 Designation of Employers. The Committee may designate any Affiliate as an Employer, with such Employers set forth on Appendix A of the Plan from time to time. Each designated Affiliate shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto with respect to its eligible Employees. Each designated Affiliate shall authorize and designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall authorize and designate the Committee to act for such Affiliate and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder.

ARTICLE VIII
MISCELLANEOUS
8.1 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by an officer of the Company, the Company’s legal counsel, or the Company’s independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.
8.2 Governing Law. This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Texas. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
8.3 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
8.4 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
8.5 Withholding of Taxes. The Company (or, if applicable, the Trustee) will withhold from any benefits payable under this Plan all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling and take other action as may be necessary in the opinion of the Company (or, if applicable, the Trustee) to satisfy all obligations for withholding of such taxes arising from participation in the Plan.
8.6 Code Section 409A It is intended that the provisions of the Plan (including the Benefit Programs) satisfy the requirements of Code Section 409A, and it is also intended that the Plan be administered and operated in a manner consistent with such requirements.

IN WITNESS WHEREOF, Reliant Energy, Inc. has executed these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute but one and the same instrument which may be sufficiently evidenced by any executed copy hereof, this 25 day of September, 2008, but effective as of January 1, 2005.

RELIANT ENERGY, INC.
By:	/s/ Karen D. Taylor
Karen D. Taylor
Senior Vice President — Human Resources and Chief Diversity Officer

RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
PROGRAM A
DEFERRED COMPENSATION
* * * * * * * * * * *
ARTICLE I
RELATIONSHIP TO THE PLAN
This Program A of the Reliant Energy, Inc. Deferral and Restoration Plan applies to deferrals of Compensation earned for services provided after December 31, 2004. Except as otherwise expressly provided in this Program A, all capitalized terms shall have the meanings ascribed to them in the Plan. All section references used in this Program A refer to the applicable section in this Program A except where otherwise noted.
ARTICLE II
PARTICIPATION
2.1 Eligibility. Each Director who was a Participant in the Deferral Plan as of December 31, 2004, shall be eligible to participate in this Program A on and after January 1, 2005 (subject to meeting any other eligibility requirements). Each individual who becomes a Director on and after January 1, 2005, shall be eligible for designation by the Committee for participation in Program A as of the first day of the Plan Year coincident with or next following the date on which he is first installed as a Director. All select key Employees who are highly-compensated Employees shall be eligible for designation by the Committee for participation in Program A. The Committee may, from time to time, establish additional eligibility requirements for participation in Program A.
2.2 Designation of Employee Participants. Prior to the commencement of any Participation Year, the Committee shall designate and notify (in writing or electronically (e.g., e-mail)) the Employees who it selects as eligible to elect to defer Compensation under this Program A for such Participation Year. A designation of an Employee as eligible to defer Compensation for a particular Participation Year shall not entitle such Participant to participate with respect to any other Participation Year.

2.3 Election to Participate. After an Employee or Director has been notified by the Committee that he is eligible to participate in Program A for a Participation Year, he must notify the Committee, by such method as the Committee shall designate, if he chooses to defer Compensation for such Participation Year. A Participant’s election to defer Compensation with respect to a Participation Year (i) shall specify the type or types and the amount or amounts of Compensation, as described in Article III hereof, that he wishes to defer, subject to such limitations as the Committee may impose from time to time; (ii) shall specify the time and form of distribution the Participant chooses with respect to such deferrals pursuant to Article V; and (iii) shall be effective upon receipt by the Committee.
A Participant’s election to make Attendance Fee Deferrals, Retainer Fee Deferrals and Salary Deferrals must be made prior to the first day of the Participation Year in which the services will be provided for which such Compensation would otherwise be paid to the Participant and will be irrevocable as of the December 31 preceding such Participation Year. A Participant’s election to make a Bonus Deferral must be made prior to the date that is six months before the end of the Participation Year for which such Compensation would be earned by the Participant and will be irrevocable as of the June 30 of such Participation Year.
ARTICLE III
DEFERRALS
3.1 Employee Deferrals.
(a) Salary Deferrals. When making an election under Section 2.3, an Employee Participant may elect to defer a certain percentage of the annual base salary otherwise payable to him after the withholding of any applicable FICA taxes, from a minimum of 1% up to a maximum of 80% of such amount, for the applicable Participation Year. The percentage of base salary so elected to be deferred shall be withheld from the Employee Participant’s base salary during each pay period of the applicable Participation Year.
(b) Bonus Deferrals. When making an election under Section 2.3, an Employee Participant may elect to defer a certain percentage of the Bonus otherwise payable to him after the withholding of any applicable FICA taxes, from a minimum of 1% up to a maximum of 100% of such amount, for the applicable Participation Year. The amount of Bonus elected to be deferred shall be withheld from the Employee Participant’s Bonus otherwise payable during the Participation Year.
3.2 Director Deferrals.
(a) Attendance Fee Deferrals. When making an election under Section 2.3, a Director Participant may elect to defer a certain percentage of the meeting attendance fees payable in cash and earned by him in the applicable Participation Year from a minimum of 1% up to a maximum of 100%. The amount of meeting attendance fees so elected to be deferred shall not be paid but shall be withheld from the Director Participant’s meeting attendance fees otherwise payable during the Participation Year.

(b) Retainer Fee Deferrals. When making an election under Section 2.3, a Director Participant may elect to defer a certain percentage of the retainer fees payable in cash and earned by him in the applicable Participation Year from a minimum of 1% up to a maximum of 100%. The amount of retainer fees so elected to be deferred shall not be paid but shall be withheld from the Director Participant’s retainer fees otherwise payable during the Participation Year.
3.3 Revocation. A Participant may change or revoke his deferral election for a Participation Year up until such day as the deferral election becomes irrevocable under Section 2.3 by delivering a notice of change or revocation to the Committee (or its designee) in the form and manner prescribed by the Committee.
ARTICLE IV
INVESTMENTS OF ACCOUNTS
4.1 Crediting of Accounts. A separate Deferral Account shall be established and maintained for each Participant who makes deferrals of Compensation under this Program A. All Compensation deferred by a Participant under this Program A shall not be paid to the Participant but shall be credited to the Participant’s Deferral Account on the date such Compensation otherwise would have been paid to the Participant (or as soon as practicable after such date).
4.2 Deemed Investment. All Deferral Accounts established pursuant to this Program A shall be deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.
ARTICLE V
DISTRIBUTIONS
5.1 Distribution Elections.
(a) Employee Participants. At the time an Employee Participant elects to defer Compensation for a Participation Year, and in accordance with procedures established by the Committee, he shall elect (x) the time and form of distribution for the benefits attributable to his Salary Deferrals, if any, for such Participation Year and (y) the time and form of distribution for the benefits attributable to his Bonus Deferrals, if any, for such Participation Year, from among those distributions options set forth in Section 5.2 below; provided, however, that:
(i) if he elects the lump-sum distribution option set forth in Section 5.2(a) below, the Employee Participant shall elect a calendar year during which such distribution shall be paid, which shall in no event be prior to the fourth calendar year following the Plan Year in which the Participant deferred the Compensation; and
(ii) if he elects the Annual Installment Payments option set forth in Section 5.2(b) below, the Employee Participant shall elect a calendar year during which such Annual Installment Payments shall commence to be paid, which shall in no event be prior to the fourth calendar year following the Plan Year in which the Participant deferred the Compensation.

(b) Director Participants. At the time a Director Participant elects to defer Compensation for a Participation Year and in accordance with procedures established by the Committee, he shall elect (x) the time and form of distribution for the benefits attributable to his Attendance Fee Deferrals, if any, for such Participation Year and (y) the time and form of distribution for the benefits attributable to his Retainer Fee Deferrals, if any, for such Participation Year, from among those distribution options set forth in Section 5.2 below; provided, however, that:
(i) if he elects the lump-sum distribution option set forth in Section 5.2(a) below, the Director Participant shall elect a calendar year during which such distribution shall be paid, which shall in no event be prior to the fourth calendar year following the Plan Year in which the Director Participant deferred the Compensation; and
(ii) if he elects the Annual Installment Payment option set forth in Section 5.2(b) below, the Director Participant shall elect a calendar year during which such Annual Installment Payments shall commence to be paid, which shall in no event be prior to the fourth calendar year following the Plan Year in which the Director Participant deferred the Compensation.
(c) Failure to Elect Time and Form of Distribution. If a Participant fails to make a timely or valid election as to the time and form in which Compensation deferred in a particular Participation Year shall be distributed, then benefits attributable to such deferred Compensation shall be distributed in the form of a lump-sum distribution within 90 days following the expiration of the six-month period commencing on the date of the Participant’s Separation from Service.
5.2 Optional Forms of Distribution. Pursuant to Section 5.1, a Participant may elect that the amounts of Compensation deferred on his behalf pursuant to this Program A in each Participation Year be paid in one or more of the following methods:
(a) Lump-Sum Distribution. The Participant may elect to receive a single lump-sum distribution equal to his Deferral Account balance as of the distribution date that is attributable to the amounts of Compensation deferred, which shall include the earnings, losses and gains attributable thereto, to which such election applies, which shall be paid on the earlier of:
(i) June 30 of the calendar year (but in no event later than December 31st of such calendar year) elected by the Employee Participant pursuant to Section 5.1(a)(i) or the Director Participant pursuant to Section 5.2(b)(i), as applicable; or
(ii) if the Participant’s Separation from Service date occurs prior to the date in clause (i) above, then within 90 days following the expiration of the six-month period commencing on the date of the Participant’s Separation from Service.

(b) Annual Installment Payments. The Participant may elect to receive Annual Installment Payments paid over a term of five years prior to the Participant’s Separation from Service. Amounts remaining unpaid shall be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 4.2. Annual Installment Payments shall be considered a series of individual payments and shall commence on June 30 of the calendar year (but in no event later than December 31st of such calendar year) elected by the Employee Participant pursuant to Section 5.1(a)(ii) or by the Director Participant pursuant to Section 5.1(b)(ii), as applicable (but not prior to the end of the Participation Year in which the attributable Compensation was deferred). Except as otherwise provided in Section 5.2 of the Plan, if the Participant’s Separation from Service date occurs prior to the initial installment payment date or at any time after such installments commence, but prior to the last installment payment, then within 90 days following the expiration of the six-month period commencing on the date of the Participant’s Separation from Service the unpaid amount of the Participant’s Deferral Account shall be paid to him in a single lump-sum distribution.
5.3 Distribution Upon Disability. If (i) a Participant satisfies the definition of “disability” under the LTD Plan and commences to receive disability benefits thereunder, and (ii) the Committee determines, in its sole discretion, that the Participant’s disability satisfies the requirements of “disability” under Code Section 409A, then such Participant shall receive the entire balance of his Deferral Account in a single lump-sum distribution within 90 days following the date the disability satisfies such Code Section 409A requirements. The determination of whether a Participant has become “disabled” for purposes of the LTD Plan under clause (i) above shall be made by the LTD Plan’s administrator and shall be final and binding on all parties concerned.

RELIANT ENERGY, INC.
DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
PROGRAM B
SAVINGS RESTORATION BENEFITS
* * * * * * * * * * *
ARTICLE I
RELATIONSHIP TO THE PLAN
This Program B of the Reliant Energy, Inc. Deferral and Restoration Plan applies to benefits accrued hereunder from and after January 1, 2005. Except as otherwise expressly provided in this Program B, all capitalized terms shall have the meanings ascribed to them in the Plan. All section references used in this Program B refer to the applicable section in this Program B except where otherwise noted.
ARTICLE II
PARTICIPATION
2.1 Eligibility for Plan Years Prior to 2009. An Employee shall be entitled to a Savings Restoration Benefit for each Plan Year after Plan Year 2004 and prior to Plan Year 2009 (i) in which the Employee is a highly-compensated Employee, (ii) in which the Participant makes the maximum Matched Contribution permitted under the Savings Plan for the coinciding Savings Plan Year and (iii) during which the Employer Matching Contributions or Annual Profit Sharing Contributions made by the Employer under the Savings Plan are limited due to the limitations under Code Section 401(a)(17) or the limitations under Code Section 415. For purposes of this Section 2.1, “Matched Contribution” means an amount deferred by a Participant as a Pre-Tax Matched Contribution and/or an After-Tax Matched Contribution under the Savings Plan.
2.2 Eligibility for Plan Years 2009 and After. An Employee shall be entitled to a Savings Restoration Benefit for each Plan Year after Plan Year 2008 in which (i) the Employee is a highly-compensated employee and (ii) the Employee’s Savings Plan Compensation exceeds the Code Section 401(a)(17) limitation for such Plan Year.
ARTICLE III
RESTORATION BENEFITS
3.1 Restoration Benefit for Plan Years Prior to 2009. The Savings Restoration Benefit credited on behalf of a Participant under this Program B for each Plan Year after Plan Year 2004 and prior to Plan Year 2009 shall be equal to the difference between (i) the aggregate amount of Employer Matching Contributions and Annual Profit Sharing Contributions which would have been allocated in respect of the Participant under the Savings Plan for the Savings Plan Year that coincides with such Plan Year if the Participant had made the maximum Matched Contribution to the Savings Plan without regard to the limitations imposed by Code Section 401(a)(17) and the limitations imposed by Code Section 415, and (ii) the aggregate amount of Employer Matching Contributions and Annual Profit Sharing Contributions actually allocated in respect of the Participant for such Savings Plan Year.

3.2 Restoration Benefit for Plan Years 2009 and After. The Savings Restoration Benefit credited on behalf of a Participant under this Program B for each Plan Year after Plan Year 2008, subject to the conditions of the Plan, shall be based upon the following formula:
Savings Restoration Benefit = ((A - B) x 6%) + ((A - B) x C))
where:
“A” is equal to the Participant’s Savings Plan Compensation for the Plan Year;

“B” is equal to the Code Section 401(a)(17) limit for the Plan Year; and

“C” is equal to the Annual Profit Sharing Contribution percentage under the Savings Plan (if any) for the Plan Year.
With respect to the foregoing formula, the “6%” benefit (that is the portion determined under (A - B) x 6%) shall be determined on a pay period basis and the “C” benefit (that is the portion determined under (A - B) x C) shall be determined on a Plan Year basis.
ARTICLE IV
INVESTMENT OF ACCOUNTS
4.1 Crediting of Accounts. A Savings Restoration Account shall be established for each Participant who is credited with a Savings Restoration Benefit under this Program B. A Participant’s Savings Restoration Benefit shall be credited to a Participant’s Savings Restoration Account as soon as practicable following the last day of the pay period to which such Savings Restoration Benefit relates.
4.2 Deemed Investment. All Savings Restoration Accounts shall be deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.
ARTICLE V
DISTRIBUTIONS
5.1 Lump-Sum Distributions. Upon the Participant’s Separation from Service date, the entire balance in the Participant’s Savings Restoration Account shall be paid to him in a single lump-sum distribution within 90 days following the expiration of the six-month period commencing on the date of the Participant’s Separation from Service.
5.2 Distribution Upon Disability. If (i) a Participant satisfies the definition of “disability” under the LTD Plan and commences to receive disability benefits thereunder, and (ii) the Committee determines, in its sole discretion, that the Participant’s disability satisfies the requirements of “disability” under Code Section 409A, then such Participant shall receive the entire balance of his Savings Restoration Account in a single lump-sum distribution within 90 days following the date the disability satisfies such Code Section 409A requirements. The determination of whether a Participant has become “disabled” for purposes of the LTD Plan under clause (i) above shall be made by the LTD Plan’s administrator and shall be final and binding on all parties concerned.
ARTICLE V
DISTRIBUTIONS
5.1 Lump-Sum Distributions. Upon the Participant’s Separation from Service date, the entire balance in the Participant’s Savings Restoration Account shall be paid to him in a single lump-sum distribution within 90 days following the expiration of the six-month period commencing on the date of the Participant’s Separation from Service.
5.2 Distribution Upon Disability. If (i) a Participant satisfies the definition of “disability” under the LTD Plan and commences to receive disability benefits thereunder, and (ii) the Committee determines, in its sole discretion, that the Participant’s disability satisfies the requirements of “disability” under Code Section 409A, then such Participant shall receive the entire balance of his Savings Restoration Account in a single lump-sum distribution within 90 days following the date the disability satisfies such Code Section 409A requirements. The determination of whether a Participant has become “disabled” for purposes of the LTD Plan under clause (i) above shall be made by the LTD Plan’s administrator and shall be final and binding on all parties concerned.

5.3 Vesting. A Participant shall be fully vested in his Savings Restoration Account; provided, however, a Participant shall have no right to his Savings Restoration Account if the Committee determines that the Participant engaged in a willful, deliberate or gross act of commission or omission which is injurious to the finances or reputation of the Company or any of its Affiliates.

RELIANT ENERGY, INC. DEFERRAL AND RESTORATION PLAN
(As Established Effective January 1, 2005)
APPENDIX A
EMPLOYERS
The Plan’s Employers are as follows:
Orion Power Operating Services Midwest, Inc.
Reliant Energy Corporate Services, LLC
Reliant Energy Florida, LLC
Reliant Energy Mid-Atlantic Power Services, Inc.
Reliant Energy Retail Services, LLC
Reliant Energy, Inc.